UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 1, 2013

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 600

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 1, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of USF Holding Corp. (“USF Holding”), the parent of US Foods, Inc. (the “Company”), reached an agreement with Mr. John Lederer, Chief Executive Officer of the Company, on the terms of his employment arrangement through 2015. The Committee’s prior compensation arrangement with Mr. Lederer did not extend past 2013.

The following is a summary of the material terms of the compensation arrangement with Mr. Lederer:

Annual Compensation

Base Salary:	$1,175,000

Cash Bonus Target:	110% of Base Salary ($1,292,500)

Total Target Cash Compensation:	$2,467,500

Annual Long-Term Incentive Award Value:	$3,000,000 with a mix of 75% stock options of USF Holding and 25% restricted stock units of USF Holding (“RSUs”). 50% will be time-vested (25% per year over four years) and 50% will be performance vested (25% per year over four years)

Total Annual Direct Compensation:	$5,467,500

Special Compensation

In addition to the annual compensation described above, the Committee also approved the following special compensation for Mr. Lederer:

•	$1,000,000 bonus if the Company achieves its 2014 EBITDA target, which will be paid in March 2015;

•	$1,000,000 bonus if the Company achieves its 2015 EBITDA target, which will be paid in March 2016;

•	$1,000,000 grant of time-vested RSUs in 2013, which vest on December 31, 2014;

•	$1,000,000 grant of time-vested RSUs in 2014, which vest on December 31, 2015; and

•

With respect to the forgoing RSUs, the Committee also granted Mr. Lederer a “put” right to allow Mr. Lederer the ability to sell his RSUs back to the company on July 1, 2015 if no liquidity event has occurred prior to that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	US FOODS, INC.

	By:	/s/ Allan D. Swanson
Allan D. Swanson
Chief Financial Officer